EXHIBIT 10.13

Amendment No. 1
To the
Severance Plan for Officers of
Lincoln National Corporation
(Restated effective June 13, 2011)

The Severance Plan for Officers of Lincoln National Corporation is amended effective as of January 1, 2012 as follows:

1.           Appendix A is amended to add the following Participating Employer:

“Lincoln Investment Management Company”

2.           In all other respects, said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the President and Chief Executive Officer of the Company has executed this Amendment No. 2 this 20th day of December, 2011.

LINCOLN NATIONAL CORPORATION

By:  /s/ Dennis R. Glass
        Dennis R. Glass
        President and Chief Executive Officer